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                                                                     Exhibit 8.1


                                                           May 21, 2002



                      RE: Issuance and Sale of Equity Units


Toys "R" Us, Inc.
461 From Road
Paramus, New Jersey 07652

Ladies and Gentlemen:


                  We have acted as tax counsel to Toys "R" Us, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of the issuance of 7,000,000 (plus an additional 1,050,000 if the over-allotment option is exercised in full by the underwriters) Equity Security Units (the "Equity Units"), consisting of units (referred to as "Normal Units") initially comprised of (i) a purchase contract under which the holder agrees to purchase, and the Company agrees to sell shares of common stock of the Company (the "Common Stock") on or before August 16, 2005 (a "Purchase Contract") and (ii) a Company Senior Note having a $50 stated principal amount (a "Senior Note"). All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

                  We have examined the Registration Statement dated May 21, 2002, including the prospectus that forms a part thereof (the "Prospectus"). In addition, we have examined: (i) a form of the Indenture; (ii) a form of the Senior Note; (iii) a form of the Purchase Contract Agreement; (iv) forms of the Global Stripped Units Certificates; (v) forms of the Global Normal Units

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                                      -2-                           May 21, 2002

Certificates; and (vi) a form of the Pledge Agreement. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and such other documents, certificates, representations and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we also have assumed that factual representations made to us are true, correct and complete and that the transactions related to the issuance of the Equity Units, the Senior Notes and the Common Stock will be consummated in accordance with the terms of the documents and forms of documents described herein. If any of the above described assumptions are untrue for any reason or if the issuance of the Equity Units, the Senior Notes or the Common Stock is consummated in a manner that is inconsistent with the manner in which it is described in the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

                  Based upon the foregoing, and subject to the qualifications and limitations stated therein, we confirm that the statements made in the Prospectus under the caption "U.S. Federal Income Tax Consequences", insofar as they constitute legal conclusions with respect to matters of U.S. federal tax law, constitute our opinion as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units, the Senior Notes, and the Common Stock acquired under the Purchase Contracts.

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                                      -3-                           May 21, 2002

                  We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein.

                  Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that forms a part of the Registration Statement.


                                            Very truly yours,

                                            /s/ Simpson Thacher & Bartlett

                                            SIMPSON THACHER & BARTLETT